Exhibit 10.2

ADVISOR AGREEMENT

This Advisor Agreement (the “Agreement”) is entered into between Sprinklr, Inc. (the “Company”) and the advisor named on the signature page hereto (“Advisor”) as of May 13. 2023 (“Effective Date”). The Company and Advisor agree as follows:
1.Services. Advisor agrees to consult with and advise the Company and Ragy Thomas, the Company’s Founder and Chief Executive Officer, from time to time, at the Company and Mr. Thomas’s request on various matters relating to the Company’s business (the “Services”).
2.Consideration.
(a)Advisor shall not be entitled to receive cash or, except as set forth in Section 2(b) below, equity compensation.
(b)Upon the effectiveness of his resignation as a Director of the Company on June 14, 2023, the parties agree that by entering into this Agreement with the Company and during the term of this Agreement, the Advisor will remain in “Continuous Service” (as defined in the Company’s 2011 Equity Incentive Plan or the 2021 Equity Incentive Plan (each, an “Applicable Plan,” and collectively, the “Applicable Plans”)), and as a result thereof, the Advisor’s outstanding options to purchase shares granted under the Applicable Plans (“Advisor Options”) will remain outstanding so long as the Advisor remains in Continuous Service.
(c)The Company shall amend the terms of the Advisor Options to provide that (i) at of the end of the term of this Agreement, the exercise period of vested and outstanding Advisor Options shall be extended through the earlier of (A) the first anniversary of the Advisor’s termination of Continuous Service or (B) the original expiration date applicable to the Advisor Options, unless terminated earlier in accordance with the terms of the Applicable Plan (such extension of the Advisor Options’ exercise period, the “Extension”). Except as provided in this Advisor Agreement, all terms, conditions and limitations applicable to the Advisor Options will remain in full force and effect pursuant to the Applicable Plan and the award agreements evidencing each Advisor Option. For the avoidance of doubt, Advisor is responsible for all taxes related to the exercise of any Advisor Options or the disposal of any exercised shares and agrees to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including, but not limited to, the Internal Revenue Service or any state taxing authority, arising out of or in connection therewith.
(d)The Company will reimburse Advisor for reasonable travel and other incidental expenses incurred by Advisor in performing the Services under this Agreement; provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse such costs and (ii) Advisor provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission for reimbursement.
3.Ownership. The Company owns, and Advisor hereby assigns to the Company, all intellectual property and related rights throughout the world that arise in whole or part out of, or in connection with, the Services or any Proprietary Information (“Inventions”).
4.Proprietary Information. Advisor agrees that all Inventions and other confidential business, technical and financial information (including, without limitation, the identity of and information relating to the Company’s customers or employees) Advisor obtains from or assigns to the Company, or learns in connection with the Services, constitute “Proprietary Information.” Advisor will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Proprietary Information. However, Advisor will not be so obligated with respect to information that (a) Advisor can document is, or becomes, readily publicly available without restriction through no fault of Advisor, or (b) that Advisor knew without restriction prior to its disclosure by the Company. Upon termination or as otherwise requested by the Company, Advisor will promptly return to
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the Company all items and copies containing or embodying Proprietary Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.Term and Termination. The initial term of this Agreement will expire on June 15, 2024, which may be extended with the written agreement of both the Company and Advisor. Either party may terminate this Agreement at any time, for any reason, by giving the other notice. In addition, this Agreement will automatically be terminated if the Company has not requested that the Advisor render any Services for any consecutive 12-month period. Sections 2 through 8 of this Agreement and any remedies for breach of this Agreement will survive any termination or expiration.
6.Relationship of the Parties; Promotional Rights. Notwithstanding any provision hereof, for all purposes of this Agreement, each party will be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other and will not bind nor attempt to bind the other to any contract. Advisor will not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. The Company may use and authorize the use of Advisor’s name, likeness and biographical information in promotional materials, websites and the like.
7.Right to Contract; Conflict of Interest. Advisor represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Advisor or right of any third party. The Advisor hereby represents and warrants to the Company that (a) the Advisor has full right and authority to enter into this Agreement and to perform the Advisor’s obligations hereunder, and (b) the execution and delivery of this Agreement by the Advisor and the performance of the Advisor’s obligations hereunder will not conflict with or breach any agreement, order or decree to which the Advisor is a party or by which the Advisor is bound. Advisor specifically warrants that Advisor is not subject to any restrictive covenant preventing full performance of the Services to the Company. Advisor agrees not to bring to the Company or use in the performance of the Services any materials or documents of any current or former employer or any third party that are not generally available to the public unless Advisor has obtained express written authorization from such current or former employer or any third party for such use.  Advisor also agrees to honor all obligations to such current or former employer or any third party during Advisor’s engagement with the Company and the term of this Agreement.  Advisor acknowledges that to the extent Advisor is obligated to do so Advisor has disclosed this Agreement to any current employer.
8.Miscellaneous. This Agreement and the Services performed hereunder are personal to Advisor and Advisor will not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of the Company. Any attempt to do so will be void. The Company will be free to transfer any of its rights under this Agreement to a third party. Any breach of Sections 3, 4 or 5 will cause irreparable harm to the Company for which damages would not be an adequate remedy, and therefore, the Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. This is the entire agreement between the parties with respect to the subject matter hereof and no changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be
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entitled to recover costs and attorneys’ fees. Any notice will be given in writing by first class mail, fax or electronic mail and addressed to the party to be notified at the address below, or at such other address, fax number or e-mail address as the party may designate by 10 days’ advance written notice to the other party.
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The undersigned have executed this Advisor Agreement as of the Effective Date.

COMPANY:

Sprinklr, Inc.

By:	/s/ Jacob Scott

	Name:	Jacob Scott
	Title:	General Counsel and Corporate Secretary

ADVISOR:

/s/ John Chambers
(Signature)

John Chambers
Name (Please Print)

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